EXHIBIT 3.1

                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                                   GTSI CORP.

      GTSI CORP., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

      The Corporation's name is GTSI Corp. The Corporation's original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on September 17, 1986. The name under which the Corporation was originally incorporated is TSI Acquisition Corp.

      Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, the provisions of the Corporation's Certificate of Incorporation, as theretofore amended or supplemented, are hereby restated and integrated, but not further amended, to read in their entirety as follows:

      FIRST: The name of the corporation (which is hereinafter referred to as the "Corporation") is:

      GTSI Corp.

      SECOND: The address of the Corporation's registered office in the State of Delaware is The Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

      THIRD: The nature of the Corporation's business or purposes to be conducted or promoted is:

      To carry on and to engage in any lawful business, act or activity for which corporations may be organized under the General Corporation Law of Delaware, and to possess and exercise all the powers and privileges granted by the General Corporation Law of the State of Delaware or by any other law of the State of Delaware or by this Certificate of Incorporation, together with any powers incidental thereto.

      FOURTH:

      A. Authorized Capital Stock. The total number of shares of all classes of stock which the Corporation shall have authority to issue is twenty million six hundred eighty thousand eight hundred fifty (20,680,850) shares, consisting of:

      Six hundred eighty thousand eight hundred fifty (680,850) shares, par value twenty-five cents ($0.25) per share, to be designated Preferred Stock; and

      Twenty million (20,000,000) shares, par value five mills ($0.005) per share, to be designated Common Stock.

      B. Preferred Stock to be Issued in Classes. The Preferred Stock may be issued from time to time in one or more classes of any number of shares, provided that the aggregate number of shares issued and not cancelled of any and all such classes shall not exceed the total number of shares of Preferred Stock hereinabove authorized. Each class of Preferred Stock shall be distinctively designated by letter or descriptive words. All classes of Preferred Stock shall rank equally and be identical in all respects except as permitted by the provisions of Paragraph C of this Article FOURTH.

      C. Authority of Board of Directors. Authority is hereby vested in the Board of Directors from time to time to issue the Preferred Stock as Preferred Stock of any class and in connection with the creation of each such class to fix by resolution or resolutions providing for the issue of shares thereof the voting rights, if any, the designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions of such class to the full extent now or hereafter permitted by this Certificate of Incorporation and the laws of the State of Delaware. The authority of the Board with respect to each class shall include, but not be limited to, determination of the following:

            (1) The distinctive designation of such class and the number of shares which shall constitute such class, which number may be increased or decreased (but not below the number of shares thereof then outstanding) from time to time by action of the Board of Directors;


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            (2) The dividend rate, if any, of such class, any preferences to or provisions in relation to the dividends payable on the Common Stock or on any other class of Preferred Stock, whether or not the dividends are cumulative or noncumulative, and any limitations, restrictions or conditions on the payment of dividends;

            (3) Whether the shares of such class shall be subject to redemption and, if such shares are subject to redemption, the price or prices at which, and the terms and conditions on which, the shares of such class may be redeemed by the Corporation;

            (4) Whether the shares of such class shall be entitled to the benefits of a sinking fund to be applied to the purchase or redemption of shares of such class and if so entitled, the amount of such fund and the manner of its application;

            (5) The amount or amounts payable upon the shares of such class in the event of any liquidation, dissolution or winding up of the Corporation;

            (6) Whether the shares of such class shall be made convertible into, or exchangeable for, shares of Common Stock or any other class of Preferred Stock, and, if made so convertible or exchangeable, the conversion price or prices, or the rate or rates of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions or such conversion or exchange;

            (7) Whether the shares of such class have any voting powers and, if voting powers are so granted, the extent of such voting powers;

            (8) Whether the issue of any additional shares of such class or of any future class in addition to such class shall be subject to restrictions in addition to the restrictions, if any, on the issue of additional shares imposed in the resolution or resolutions fixing the terms of any outstanding class of Preferred Stock theretofore issued pursuant to this Article FOURTH and, if subject to additional restrictions, the extent of such additional restrictions; and

            (9) Any other relative rights, preferences and limitations of that class.

      D. Voting Rights.

            (1) Except as otherwise provided by law, or this Certificate of Incorporation or by the resolution or resolutions providing for the issue of any class of Preferred Stock, the holders of shares of Preferred Stock, as such holders, (a) shall not have any right to vote, and are hereby specifically excluded from the right to vote, in the election of Directors or for any other purpose, and (b) shall not be entitled to notice of any meeting of stockholders.

            (2) Subject to the provisions of any applicable law, or of the By-laws of the Corporation as from time to time amended, with respect to the closing of the transfer books or the fixing of a record date for the determination or stockholders entitled to vote and except as otherwise provided by law, or by this Certificate of Incorporation or by the resolution or resolutions providing for the issue of any class of Preferred Stock, the holders of outstanding shares of Common Stock shall exclusively possess voting power for the election of Directors and for all other purposes, each holder of record of shares of Common Stock being entitled to one vote for each share of Common Stock standing in his name on the books of the Corporation.

      FIFTH: [Intentionally Blank]

      SIXTH: The Corporation is to have perpetual existence.

      SEVENTH: The stockholders of the Corporation shall not be personally liable for the payment of the Corporation's debts to any extent whatever.

      EIGHTH: For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation, of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:

      A. (1) The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The Board of Directors shall consist of not fewer than two directors nor more than twelve directors. The number of directors which shall constitute the whole Board of Directors shall be fixed, from time to time, exclusively by one or more resolutions adopted by at least two-thirds of the total number of authorized directors of the Corporation (whether or not there exists any


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vacancies in previously authorized directorships at the time any such resolution is presented to the Board of Directors).

            (2) Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the directors shall be divided into three classes designated as Class 1, Class 2 and Class 3, respectively. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors. At the first annual meeting of stockholders following January 1, 2001, the term of office of the Class 1 directors shall expire and Class 1 directors shall be elected for a full term of three years. At the second annual meeting of stockholders following January 1, 2001, the term of office of the Class 2 directors shall expire and Class 2 directors shall be elected for a full term of three years. At the third annual meeting of stockholders following January 1, 2001, the term of office of the Class 3 directors shall expire and Class 3 directors shall be elected for a full term of three years. At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting.

                  Notwithstanding the foregoing provisions of this Article EIGHTH, each director shall serve until his successor is duly elected and qualified or until his death, resignation or removal. When the number of directors is changed, as provided above, the Board of Directors shall determine the class or classes to which the increased or decreased number of directors shall be apportioned, provided that the number in each class shall be nearly or equal in number as possible, and provided further, that no decrease in the number of directors shall shorten the term of any incumbent director.

            (3) Subject to the rights of the holders of any series of Preferred Stock, the Board of Directors or any individual director may be removed from office at any time, but only for cause by the affirmative vote of the holders of two-thirds of the voting power of all of the then outstanding voting stock of the Corporation entitled to vote at an election of directors (the "Voting Stock"), at a special meeting of the stockholders called for such a purpose. For purposes of this Section A.(3), "cause" shall mean (i) conduct as a director of the Corporation or any subsidiary thereof involving willful material misconduct, breach of material fiduciary duty involving personal profit, or gross negligence as to material duties or (ii) conduct, whether or not as a director of the Corporation or any subsidiary thereof, involving dishonesty or breach of trust which is punishable by imprisonment for a term exceeding one year under state or federal law.

            (4) Subject to the rights of the holders of any series of Preferred Stock, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors, shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders, except as otherwise provided by law, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors, and not by the stockholders. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director's successor shall have been elected and qualified.

         B. (1) The Corporation's Bylaws may be altered or amended or new Bylaws adopted by the affirmative vote of a majority of all voting power of all of the then outstanding Voting Stock. The Board of Directors shall also have the power to adopt, amend or repeal the Corporation's Bylaws.

            (2) The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.

            (3) No action shall be taken by the stockholders of the Corporation except at an annual or special meeting of stockholders called in accordance with the Bylaws.

            (4) Special meetings of the stockholders of the Corporation may be called, for any purpose or purposes, only by (i) the Chairman of the Board of Directors, (ii) the President or (iii) the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any


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such resolution is presented to the Board of Directors for adoption), and will be held at such place, on such date, and at such time as the Board of Directors shall fix.

            (5) Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Corporation's Bylaws.

            NINTH: Both the stockholders and the Board of Directors shall have power to hold their meetings either within or without the State of Delaware, and any books of the Corporation (so far as not prohibited by the laws of said State) may be kept outside of the State of Delaware at such place or places as from time to time may be designated by the Board of Directors.

            TENTH: No director of the Corporation shall be disqualified by his office from dealing or contracting with the Corporation as vendor, purchaser or otherwise, nor shall any contract or other transaction of the Corporation be void or voidable solely by reason of the fact that any of its directors or any firm, partnership, association or other entity of which any of its directors are members or any corporation of which any of its directors are stockholders, directors or officers, is in any way interested in such transaction or contract, provided that the material facts of such interest be disclosed or known to the Board of Directors and provided that the Board of Directors shall authorize, approve or ratify such contract or transaction in good faith by the vote (not counting the vote of any such director) of a majority of a quorum, notwithstanding the presence of any such director at the meeting at which such action is taken. Such director or directors may be counted in determining the presence of a quorum at such meeting. No director shall be liable in any way with respect to any such transaction or contract which shall be authorized, approved or ratified as aforesaid. This Article TENTH shall not be construed to invalidate or in any way affect any contract or other transaction which would otherwise be valid under the common or statutory law applicable thereto.

            ELEVENTH:

            (a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

            (b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.


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            (c) To the extent that a director, officer, employee or agent of the
Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in this Article, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

            (d) Any indemnification under paragraphs (a) and (b) of this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in such paragraphs (a) and (b). Such determination shall be made: (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceedings, or (2) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

            (e) Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article. Such expenses incurred by employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

            (f) The indemnification and advancement or expenses provided by, or granted pursuant to, the other subsections of this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

            (g) The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article ELEVENTH.

            (h) For the purposes of this Article ELEVENTH, references to "the Corporation" include all constituent corporations absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents as well as the resulting or surviving corporation so that any person who is or was a director, officer, employee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article ELEVENTH with respect to such a constituent corporation if its separate existence had continued.

            (i) For purposes of this Article ELEVENTH, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the Corporation" shall include any service of a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article ELEVENTH.

            (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this Article ELEVENTH shall, unless otherwise provided, when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.


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      TWELFTH: No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation law, or (iv) for any transaction from which the director derived an improper personal benefit.

      THIRTEENTH: Except as set forth in this Article THIRTEENTH or as otherwise specifically required by law, no alteration, amendment or repeal of any provision of this Certificate of Incorporation shall be made unless such alteration, amendment or repeal has been first proposed by the Corporation's Board of Directors upon the affirmative vote of at least two-thirds of the directors then in office at a duly constituted meeting of the Board of Directors called for such purpose, and thereafter approved by the Corporation's stockholders by the affirmative vote of the holders of at least a majority of the shares entitled to vote thereon at a duly called annual or special meeting; provided, however, that if such alteration, amendment or repeal is to the provisions set forth in this Article THIRTEENTH or in Article EIGHTH hereof, such alteration, amendment or repeal must be approved by the affirmative vote of the holders of at least 66-2/3 percent of the then outstanding stock of the Corporation entitled to vote thereon rather than a majority.

      * * * *

      This Restated Certificate of Incorporation has been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware.

      IN WITNESS WHEREOF, GTSI Corp. has caused this Restated Certificate of Incorporation to be signed and executed in its name and behalf by its duly authorized Chief Executive Officer and attested by its duly authorized Secretary, on this 31st day of July 2000, in accordance with Section 103(a)(2) of the General Corporation Law of the State of Delaware.

                                                    GTSI CORP.


      ATTEST:                                       By:  /s/ M. Dendy Young
                                                         -----------------------
                                                         M. Dendy Young,
                                                         Chief Executive Officer
      /s/ Judith B. Kassel
      ---------------------------
      Judith B. Kassel, Secretary


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